Exhibit 1.1

DISTRIBUTION AGREEMENT

DISTRIBUTION AGREEMENT (this "Agreement"), dated as of February 15, 2024, among ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (the "Company"), Mizuho Securities USA LLC ("Mizuho"), Robert W. Baird & Co. Incorporated ("Baird"), Barclays Capital Inc. ("Barclays"), BBVA Securities Inc. ("BBVA"), BMO Capital Markets Corp. ("BMO"), BNP Paribas Securities Corp. ("BNPP"), BofA Securities, Inc. ("BofA"), BTIG, LLC ("BTIG"), Capital One Securities, Inc. ("Capital One"), Citigroup Global Markets Inc. ("CGMI"), Citizens JMP Securities, LLC ("Citizens JMP"), Evercore Group L.L.C. ("Evercore ISI"), Fifth Third Securities, Inc. ("Fifth Third"), Goldman Sachs & Co. LLC ("Goldman Sachs"), Jefferies LLC ("Jefferies"), J.P. Morgan Securities LLC ("J.P. Morgan"), RBC Capital Markets, LLC ("RBC"), Regions Securities LLC ("Regions"), Scotia Capital (USA) Inc. ("Scotia"), TD Securities (USA) LLC ("TD Securities"), Truist Securities, Inc. ("Truist Securities") and Wedbush Securities Inc. ("Wedbush" and together with Mizuho, Baird, Barclays, BBVA, BMO, BNPP, BofA, BTIG, Capital One, CGMI, Citizens JMP, Evercore ISI, Fifth Third, Goldman Sachs, Jefferies, J.P. Morgan, RBC, Regions, Scotia, TD Securities and Truist Securities in their capacities as agents for the Company in connection with the offer and sale of any Issuance Shares hereunder, the "Sales Agents"), Mizuho Markets Americas LLC, Baird, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Citizens JMP, Goldman Sachs & Co. LLC, Jefferies, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank (collectively, in their capacities as counterparties under any Forward Contract, together with any Additional Forward Purchasers, the "Forward Purchasers"), and Mizuho, Baird, Barclays, BBVA, BMO, BNPP, BofA, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., CGMI, Citizens JMP, Evercore ISI, Goldman Sachs, Jefferies, J.P. Morgan, RBC, Regions, Scotia, TD Securities and Truist Securities (collectively, in their capacities as agents for the Forward Purchasers in connection with the offering and sale of any Forward Hedge Shares hereunder, together with any Additional Forward Sellers, the "Forward Sellers").

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $1,500,000,000 upon the terms and subject to the conditions contained herein;

WHEREAS, each of the Sales Agents has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use its commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein; and

WHEREAS, each of the Forward Sellers has been appointed by the Company and a Forward Purchaser as such Forward Purchaser's agent to sell the Forward Hedge Shares and agrees with the Company and such Forward Purchaser to use its commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser or its affiliate and offered on behalf of the Company upon the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.01            Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

"Actual Sold Forward Amount" means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

"Actual Sold Issuance Amount" means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that a Sales Agent has sold during such Issuance Selling Period.

"Additional Forward Purchaser" has the meaning set forth in Section 9.06.

"Additional Forward Seller" has the meaning set forth in Section 9.06.

"Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

"Closing" has the meaning set forth in Section 2.02.

"Closing Date" means the date on which the Closing occurs.

"Code" has the meaning set forth in Section 3.15.

"Commission" means the United States Securities and Exchange Commission.

"Commitment Period" means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Sales Agents and the Forward Sellers, in the aggregate, shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) 36 months from the date of this Agreement.

"Common Shares" shall mean Issuance Shares and Forward Hedge Shares.

"Common Stock" shall mean the Company's common stock, $.01 par value per share.

"Company" has the meaning set forth in the introductory paragraph of this Agreement.

"Company Controlling Person" has the meaning set forth in Section 6.02.

"Controlling Persons" has the meaning set forth in Section 6.01.

"DWAC" has the meaning set forth in Section 2.03(e)(i).

"Earnings 8-K" has the meaning set forth in Section 2.05(b).

"Earnings Announcement" has the meaning set forth in Section 2.05(a).

"EDGAR" has the meaning set forth in Section 4.03.

"Effective Date" has the meaning set forth in Section 3.02.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Act Regulations" means the rules and regulations of the Commission under the Exchange Act.

"Filing Time" has the meaning set forth in Section 2.05(a).

"Floor Price" means the minimum price set by the Company in the Placement Notice, below which a Sales Agent (in the case of an Issuance) or a Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, respectively, during the applicable Selling Period, which may be adjusted by the Company at any time during the applicable Selling Period by notifying such Sales Agent or Forward Seller, as applicable, by telephone or by e-mail (in each case, confirmed immediately by verifiable facsimile transmission) and which in no event shall be less than $1.00 without the prior written consent of such Sales Agent or Forward Seller, which may be withheld in such Sales Agent's or Forward Seller's sole discretion.

"Forward" means the transaction resulting from a Placement Notice specifying that it relates to a "Forward" and requiring a Forward Seller to use its commercially reasonable efforts to sell, on behalf of the Company, the Forward Hedge Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

"Forward Contract" means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related "Supplemental Confirmation" (as defined in the Master Forward Confirmation) for such Forward.

"Forward Date" means any Trading Day during the Commitment Period that a Placement Notice specifying that it relates to a "Forward" is delivered or deemed to be delivered pursuant to Section 2.03(b).

"Forward Hedge Amount" means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

"Forward Hedge Price" means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the "Volume-Weighted Hedge Price" (as defined in the Master Forward Confirmation) for such Forward Contract.

"Forward Hedge Selling Commission" means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the "Volume-Weighted Hedge Price" (as defined in the Master Forward Confirmation) for such Forward Contract.

"Forward Hedge Selling Commission Rate" means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 1.5%.

"Forward Hedge Selling Period" means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company's sole discretion and specified in the applicable Placement Notice specifying that it relates to a "Forward") following the Trading Day on which such Placement Notice specifying that it relates to a "Forward" is delivered or deemed to be delivered pursuant to Section 2.03(b); provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a "Scheduled Trading Day" as a "Termination Settlement Date" (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption "Termination Settlement" in Section 7(c) of the Master Forward Confirmation or (y) a "Bankruptcy Termination Event" (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when Persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

"Forward Hedge Settlement Date" means the second (2nd) Trading Day (and on and after May 28, 2024, the first (1st) Trading Day, or any such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

"Forward Hedge Shares" means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

"Forward Purchaser" has the meaning set forth in the introductory paragraph of this Agreement.

"Forward Seller" has the meaning set forth in the introductory paragraph of this Agreement.

"Hazardous Materials" has the meaning set forth in Section 3.16.

"Indemnified Party" has the meaning set forth in Section 6.03.

"Indemnifying Party" has the meaning set forth in Section 6.03.

"Issuance" means each occasion the Company elects to exercise its right to deliver a Placement Notice that specifies that it relates to an "Issuance" and requires a Sales Agent to use its commercially reasonable efforts to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement, which Placement Notice is accepted by the Sales Agent in accordance with Section 2.01(a).

"Issuance Amount" means the aggregate Sales Price of the Issuance Shares to be sold by a Sales Agent with respect to any Issuance as specified in the Placement Notice for such Issuance, subject to the terms and conditions of this Agreement.

"Issuance Date" means any Trading Day during the Commitment Period that a Placement Notice specifying that it relates to an "Issuance" is delivered or deemed to be delivered pursuant to Section 2.03(b).

"Issuance Price" means the Sales Price less the Issuance Selling Commission.

"Issuance Selling Commission" means up to 1.5% of the Sales Price of Issuance Shares sold during an Issuance Selling Period.

"Issuance Selling Period" means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company's sole discretion and specified in the applicable Placement Notice specifying that it relates to an "Issuance") following the Trading Day on which a Placement Notice specifying that it relates to an "Issuance" is delivered or deemed to be delivered pursuant to Section 2.03(b).

"Issuance Settlement Date" means the second (2nd) Trading Day (and on and after May 28, 2024, the first (1st) Trading Day, or any such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Issuance Selling Period on which a Sales Agent sells any Issuance Shares pursuant to this Agreement.

"Issuance Shares" means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

"Joinder Agreement" has the meaning set forth in Section 9.06.

"Master Forward Confirmation" means the Master Confirmation for Registered Forward Transactions, dated as of the date hereof (or, in the case of an Additional Forward Purchaser, as of the effective date of the related Joinder Agreement), by and between the Company and the applicable Forward Purchaser, substantially in the form attached as Exhibit D.

"Material Adverse Effect" has the meaning set forth in Section 3.04.

"Material Subsidiary" has the meaning set forth in Section 3.04.

"Maximum Program Amount" means Common Shares with an aggregate Sales Price of $1,500,000,000.

"Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

"Placement Date" means any Issuance Date or any Forward Date.

"Placement Notice" means a written notice to a Sales Agent or a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit A.

"Pricing Supplement" has the meaning set forth in Section 3.02.

"Principal Market" means the New York Stock Exchange.

"Prospectus" has the meaning set forth in Section 3.02.

"Prospectus Supplement" has the meaning set forth in Section 5.01(i).

"Registration Statement" has the meaning set forth in Section 3.02.

"REIT" has the meaning set forth in Section 3.15.

"Replacement Prospectus" has the meaning set forth in Section 4.14.

"Replacement Registration Statement" has the meaning set forth in Section 4.14.

"Representation Date" has the meaning set forth in the introductory paragraph of Article III.

"Rule 163" has the meaning set forth in Section 3.02(a).

"Rules 3-10 and 3-14" have the meaning set forth in Section 3.17.

"Rule 405" has the meaning set forth in Section 3.01.

"Rule 462(e)" has the meaning set forth in Section 3.02.

"Sales Agents" has the meaning set forth in the introductory paragraph of this Agreement.

"Sales Price" means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Sales Agent, as applicable, on the Principal Market hereunder, in the case of ordinary brokers' transactions, or as otherwise agreed by the parties in other methods of sale.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Act Regulations" means the rules and regulations of the Commission under the Securities Act.

"Selling Period" means any Forward Hedge Selling Period or any Issuance Selling Period.

"Settlement Date" means any Forward Hedge Settlement Date or any Issuance Settlement Date.

"Trading Day" means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

"Voting Stock" of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Article II

ISSUANCES AND FORWARDS

Section 2.01              Issuances and Forwards.

(a)               Placements.

(i)               Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through the Sales Agents, and the Sales Agents shall use their commercially reasonable efforts to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under this Agreement, based on and in accordance with such number of Placement Notices, each specifying that it relates to an "Issuance," as the Company in its sole discretion shall choose to deliver during the Commitment Period, as accepted by the Sales Agents in accordance with this Agreement, until the aggregate Sales Price of the Issuance Shares sold under this Agreement plus the aggregate Sales Price of any Forward Hedge Shares previously sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Placement Notice specifying that it relates to an "Issuance" to a Sales Agent and such Sales Agent's acceptance of such Placement Notice by e-mail confirming the terms of such Placement Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in such Placement Notice into the Principal Market, and otherwise in accordance with the terms of such Placement Notice. Such Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. Such Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b). The Company acknowledges and agrees that (i) there can be no assurance that such Sales Agent will be successful in selling Issuance Shares and (ii) such Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by such Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01. In acting hereunder, such Sales Agent will be acting as agent for the Company and not as principal.

(ii)               In addition, upon the terms and subject to the conditions of this Agreement and the applicable Master Forward Confirmation, a Forward Purchaser may borrow, offer and sell Forward Hedge Shares through a Forward Seller to hedge each Forward, and such Forward Seller shall use its commercially reasonable efforts to sell, on behalf of the Company, Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price of any Issuance Shares or Forward Hedge Shares previously sold under this Agreement, based on and in accordance with such number of Placement Notices, each specifying that it relates to a "Forward," as the Company shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under this Agreement plus the aggregate Sales Price of any Issuance Shares previously sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmation, upon the delivery of a Placement Notice specifying that it relates to a "Forward" to a Forward Purchaser and a Forward Seller and such Forward Purchaser and Forward Seller's acceptance of such Placement Notice by e-mail confirming the terms of such Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the applicable Master Forward Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and such Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on behalf of the Company, such Forward Hedge Shares into the Principal Market, and otherwise in accordance with the terms of such Placement Notice. Such Forward Seller will provide written confirmation to the Company and the Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the portion of the Actual Sold Forward Amount sold on such Trading Day, the corresponding Sales Price and the portion of the Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company, the Forward Purchasers and the Forward Sellers acknowledges and agrees that: (i) there can be no assurance that a Forward Purchaser will be successful in borrowing or that a Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company, any Forward Purchaser or any other Person if it does not sell Forward Hedge Shares borrowed by the applicable Forward Purchaser for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on behalf of the Company, such Forward Hedge Shares as required under this Section 2.01; and (iii) a Forward Purchaser will incur no liability or obligation to the Company, any Forward Seller or any other Person if it does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2.01. In acting hereunder, the Forward Sellers will be acting as agent for the applicable Forward Purchasers and not as principal. No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 5.03), the applicable Forward Purchaser shall execute and deliver to the Company a "Supplemental Confirmation" in respect of the Forward for such Forward Hedge Selling Period, which "Supplemental Confirmation" shall set forth the "Trade Date" for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the "Effective Date" for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in each Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial "Number of Shares" for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the "Maturity Date" for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption "Term" in the Placement Notice for such Forward, which number of days or months shall in no event be less than 3 months nor more than 2 years), the "Forward Price Reduction Dates" for such Forward (which shall be each of the dates set forth below the caption "Forward Price Reduction Dates" in the Placement Notice for such Forward) and the "Forward Price Reduction Amounts" corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each "Forward Price Reduction Date" and below the caption "Forward Price Reduction Amounts" in the Placement Notice for such Forward), the "Spread" for such Forward (which shall be the amount set forth opposite the term "Spread" in the Placement Notice) and the "Initial Forward Price" for such Forward (which shall be determined as provided in the applicable Master Forward Confirmation). Notwithstanding anything herein to the contrary, a Forward Purchaser's obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller's obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to Paragraph 7(a)(v) of each Master Forward Confirmation.

(b)               Method of Offer and Sale. The Common Shares may be offered and sold (1) in privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method permitted by law deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and each party may withhold its consent thereto in such party's sole discretion.

(c)               Placement Notice.

(i)               Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, the Company may deliver, in accordance with Section 9.03, a Placement Notice specifying that it relates to an "Issuance," executed by (x) the Executive Chairman, or (y) the Chief Financial Officer and Treasurer of the Company, to a Sales Agent. Such Sales Agent may accept such Placement Notice by e-mail to one of the individuals named on Schedule 1, as such Schedule may be amended from time to time, confirming the terms of such Placement Notice. The number of Issuance Shares that such Sales Agent shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount set forth in the Placement Notice accepted by such Sales Agent. Each Issuance will be settled on the applicable Issuance Settlement Date following the relevant Issuance Date.

(ii)               Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, the Company may deliver, in accordance with Section 9.03, a Placement Notice specifying that it relates to a "Forward," executed by the (x) Executive Chairman or (y) the Chief Financial Officer and Treasurer of the Company, to a Forward Purchaser and a Forward Seller. Such Forward Purchaser and Forward Seller may accept such Placement Notice by e-mail to one of the individuals named on Schedule 1, as such Schedule may be amended from time to time, confirming the terms of such Placement Notice. The number of Forward Hedge Shares that such Forward Purchaser shall use its commercially reasonable efforts to borrow and that such Forward Seller shall use its commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount set forth in the Placement Notice accepted by such Forward Purchaser and Forward Seller. Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on the applicable Forward Hedge Settlement Date following the relevant Forward Date.

Section 2.02              Effectiveness. The effectiveness of this Agreement (the "Closing") shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Sales Agents, the Forward Purchasers and the Forward Sellers a certificate executed by the Secretary of the Company, signing in such capacity, dated the Closing Date, (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, each Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance or sale of the Common Shares pursuant to this Agreement and each Master Forward Confirmation), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement and each Master Forward Confirmation for or on behalf of the Company; (ii) the Company shall deliver to the Sales Agents, the Forward Purchasers and the Forward Sellers a certificate executed by (x) the Executive Chairman, and (y) the Chief Financial Officer and Treasurer of the Company, signing in such capacity, dated the Closing Date, confirming that the representations and warranties of the Company contained in this Agreement and each Master Forward Confirmation are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a); (iii) Morrison & Foerster LLP, counsel to the Company, shall deliver to the Sales Agents, the Forward Purchasers and the Forward Sellers an opinion, dated the Closing Date and addressed to the Sales Agents and the Forward Sellers, substantially in the form of Exhibit B(i) attached hereto; (iv) Venable LLP, Maryland counsel to the Company, shall deliver to the Sales Agents, the Forward Purchasers and the Forward Sellers an opinion, dated the Closing Date and addressed to the Sales Agents and the Forward Sellers, substantially in the form of Exhibit B(ii) attached hereto; and (v) Ernst & Young LLP shall deliver to the Sales Agents and the Forward Sellers a letter, dated the Closing Date, in form and substance satisfactory to the Sales Agents and the Forward Sellers to the effect required by Section 4.08.

Section 2.03              Mechanics of Issuances.

(a)               Placement Notice. On any Trading Day during the Commitment Period, the Company may deliver a Placement Notice to a Sales Agent (in the case of an Issuance) or a Forward Purchaser and a Forward Seller (in the case of a Forward), subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that the Placement Notice may not specify a number of Issuance Shares or Forward Hedge Shares, as the case may be, with an aggregate Sales Price that, together with the aggregate Sales Price of the Issuance Shares and Forward Hedge Shares previously sold under this Agreement, exceeds the Maximum Program Amount. The Company shall be obligated to issue and sell through a Sales Agent (in the case of an Issuance), and such Sales Agent shall be obligated to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such Issuance Shares only if and when the Company delivers a Placement Notice to such Sales Agent and such Sales Agent has accepted such Placement Notice as provided in Section 2.01(a). The Company shall be obligated to enter into a Forward Contract (in the case of a Forward) with a Forward Purchaser, and such Forward Purchaser shall be obligated to use its commercially reasonable efforts to borrow, and the applicable Forward Seller shall use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Placement Notice to such Forward Purchaser and Forward Seller and such Forward Purchaser and Forward Seller have accepted such Placement Notice as provided in Section 2.01(a). The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Placement Notice, and if accepted by the applicable Sales Agent or the applicable Forward Purchaser and Forward Seller, as the case may be, such Sales Agent or such Forward Purchaser and Forward Seller shall, as soon as reasonably practicable, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Issuance Amount or the Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or the Actual Sold Forward Amount, as applicable, as of the date of such amendment and (ii) the Company shall not have the right to amend a Placement Notice specifying that it relates to a "Forward" after the related "Supplemental Confirmation" has been delivered to the Company.

(b)               Delivery of Placement Notice. A Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the applicable Sales Agent (in the case of a Placement Notice specifying that it relates to an "Issuance") or by the applicable Forward Purchaser and Forward Seller (in the case of a Placement Notice specifying that it relates to a "Forward"). No Placement Notice or any amendment thereto may be delivered other than on a Trading Day during the Commitment Period, and no Placement Notice specifying that it relates to a "Forward" may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Shares, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

(c)               Floor Price. Neither the Sales Agents nor the Forward Sellers shall sell Issuance Shares or Forward Hedge Shares, as applicable, below the Floor Price during the applicable Selling Period and such Floor Price may be adjusted by the Company at any time during the applicable Selling Period upon notice to the applicable Sales Agent or Forward Seller, and confirmation by such Sales Agent or Forward Seller to the Company.

(d)               Trading Guidelines. Each of the Sales Agents, the Forward Purchasers and the Forward Sellers may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for the account of its clients while this Agreement is in effect. In addition, the Company hereby acknowledges and agrees that each Sales Agent's or Forward Seller's affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time such Sales Agent or Forward Seller is acting as agent pursuant to this Agreement.

(e)               Settlements.

(i)               Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Sales Agent or its designee's account at The Depository Trust Company through its Deposit/Withdrawal At Custodian ("DWAC") System, or by such other means of delivery as may be mutually agreed by such Sales Agent and the Company and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the relevant Issuance Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (i) hold such Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to such Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, the Sales Agents may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(ii)               Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, the applicable Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the applicable Forward Seller or its designee's account at The Depository Trust Company through its DWAC System, or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Forward Seller shall deliver the related portion of the Forward Hedge Price in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.04              Use of Free Writing Prospectus. The Company has not prepared, used, referred to or distributed, or will not prepare, use, refer to or distribute, without the Sales Agents' and the Forward Sellers' prior written consent, any "written communication" which constitutes a "free writing prospectus" as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement. Neither the Sales Agents nor the Forward Sellers have prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the Company's prior written consent, any "written communication" which constitutes a "free writing prospectus" as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement that would be required to be filed with the Commission under the Securities Act.

Section 2.05              Material Non-Public Information.

(a)               Notwithstanding any other provision of this Agreement, no Sales Agent or Forward Seller shall be obligated to sell any Common Shares hereunder and the Company shall not offer, sell or deliver, or request the offer or sale, of any Common Shares pursuant to this Agreement and, by notice to the Sales Agents, the Forward Purchasers and the Forward Sellers, as applicable, given by telephone (confirmed promptly by e-mail) shall cancel any delivered Placement Notice (i) during any period in which the Company is, or the Sales Agents or the Forward Sellers reasonably believe that the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an "Earnings Announcement") through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a "Filing Time") that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(b)               Notwithstanding clause (ii) of Section 2.05(a), if the Company wishes to offer or sell Common Shares through a Sales Agent or a Forward Seller, as the case may be, at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Sales Agent or Forward Seller (with a copy to counsel for the Sales Agents or the Forward Sellers, as applicable) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers' quotations) (each, an "Earnings 8-K"), in form and substance reasonably satisfactory to such Sales Agent or Forward Seller, as applicable, and, prior to its filing, obtain the written consent of such Sales Agent or Forward Seller, as applicable, to such filing (which consent shall not be unreasonably withheld), (ii) provide such Sales Agent or Forward Seller, as applicable, or any Forward Purchaser, if applicable, with the opinions of counsel, comfort letters and officers' certificate specified in Sections 4.07, 4.08 and 4.09, respectively, (iii) afford such Sales Agent or Forward Seller, as applicable, the opportunity to conduct a due diligence review in accordance with Section 4.12 prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers' certificate, opinion or letter of counsel or accountants' letter pursuant to this Section 2.05(b) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver opinions of counsel, comfort letters and officers' certificates specified in Sections 4.07, 4.08 and 4.09, respectively, and (B) this Section 2.05(b) shall in no way affect or limit the operation of clause (i) of Section 2.05(a), which shall have independent application.

Section 2.06              Exemption from Regulation M. If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other parties and sales of Common Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Sales Agents, the Forward Purchasers and the Forward Sellers that as of the Closing Date, as of each date a Sales Agent or a Forward Purchaser and a Forward Seller, as applicable, accepts a Placement Notice, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

Section 3.01              Status as a Well-Known Seasoned Issuer. (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Common Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations and (d) at the date hereof, the Company was and is a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act Regulations ("Rule 405"), including not having been and not being an "ineligible issuer" as defined in Rule 405. The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, and the Common Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 "automatic shelf registration statement." The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

Section 3.02              Registration. The Registration Statement on Form S-3 (Registration No. 333-276803) became effective upon filing under Rule 462(e) of the Securities Act Regulations ("Rule 462(e)") on February 1, 2024, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), and the prospectus constituting a part of such registration statement together with the Prospectus Supplement (as defined in Section 5.01(i)) and any pricing supplement relating to a particular issuance of the Issuance Shares or sale of the Forward Hedge Shares, as the case may be (each, a "Pricing Supplement"), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus," respectively. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Common Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(i) of this Agreement. As used in this Agreement, the terms "amendment" or "supplement" when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. As used herein, with respect to the Registration Statement, the term "Effective Date" means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

(a)               Any offer that is a written communication relating to the Common Shares made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations ("Rule 163") and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(b)               At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Sales Agents pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at the time of purchase, the Registration Statement complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Sales Agents, the Forward Purchasers or the Forward Sellers furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Purchasers or the Forward Sellers expressly for use therein (it being understood that such information consists solely of the information specified in Section 6.02).

(c)               The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the time of purchase, complied and will comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information concerning the Sales Agents, the Forward Purchasers or the Forward Sellers furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Purchasers or the Forward Sellers expressly for use therein.

Section 3.03              Incorporated Documents. The documents incorporated or deemed incorporated by reference into the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and when read together with the information in the Prospectus (1) at the time the Registration Statement became effective, (2) at the earlier of the time the Prospectus was issued and first used and the date and time of the first contract of sale of Common Shares in this offering and (3) at the time of purchase, none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information concerning the Sales Agents, the Forward Purchasers or the Forward Sellers furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Purchasers or the Forward Sellers expressly for use therein.

Section 3.04              Changes. Neither the Company nor any of its subsidiaries has sustained since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, that singly or in the aggregate could be reasonably expected to have a material adverse effect, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any subsidiary of the Company that constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X (each such significant subsidiary, a "Material Subsidiary"), or any Material Adverse Effect or any development involving a Material Adverse Effect, in any such case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

Section 3.05              Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property (other than as specifically described in the Registration Statement and the Prospectus) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except for the related mortgage indebtedness described in the Registration Statement and the Prospectus and such other liens, encumbrances and defects as are described in the Registration Statement and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease (other than ground leases referred to above) by the Company and its subsidiaries that are described in the Registration Statement and the Prospectus are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 3.06              Organizational Matters. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each Material Subsidiary and its jurisdiction of organization is set forth on Schedule 2; each of the Company's subsidiaries has power and authority (corporate and other) to own its properties and other assets and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation, partnership, limited liability company or other entity, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

Section 3.07              Capitalization. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus or in the documents incorporated by reference into the Prospectus, and all of the issued and outstanding shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Prospectus under the heading "Description of Stock" or in the documents incorporated by reference into the Prospectus; and all of the issued shares of capital stock, partnership interests or membership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except such as are described in the Registration Statement and the Prospectus or such as do not materially interfere with the ownership thereof by the Company and its subsidiaries in each case, except as would not have a Material Adverse Effect.

Section 3.08              Issuance of Common Shares. The Common Shares to be issued or sold pursuant to this Agreement or a Master Forward Confirmation (and each "Supplemental Confirmation" under such Master Forward Confirmation) have been duly and validly authorized and, when issued and delivered against payment or consideration therefor as provided herein or therein, will be duly and validly issued and fully paid and non-assessable, will conform to the description of the Common Stock contained in the Prospectus and will not be subject to any preemptive rights of any security holder of the Company; no holder of Common Stock will be subject to personal liability by reason of being such a holder; except as set forth in the Prospectus, the issuance, sale or offering of the Common Shares pursuant to this Agreement or a Master Forward Confirmation (and each "Supplemental Confirmation" under such Master Forward Confirmation) will not give rise to any options to purchase, or any preemptive or other rights or warrants to subscribe for, or any obligations or commitments of the Company to issue, sell, convert, exchange or register with the Commission any shares of stock, warrants, convertible securities or obligations of the Company or any shares of stock of or membership interests or partnership interests in any subsidiary or any such warrants, convertible securities or obligations.

Section 3.09              No Conflicts. The issue or sale of the Common Shares pursuant to this Agreement or a Master Forward Confirmation (and each "Supplemental Confirmation" under such Master Forward Confirmation) and the compliance by the Company with all of the provisions of this Agreement and each Master Forward Confirmation (and each "Supplemental Confirmation" under such Master Forward Confirmation) and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that could not be reasonably expected to result in a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that could not be reasonably expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or filing with any such court or governmental agency or body is required for the issuance or sale of the Common Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Master Forward Confirmation (and each "Supplemental Confirmation" under such Master Forward Confirmation), except the registration under the Securities Act of the Common Shares and such consents, approvals, authorizations, registrations or qualifications (a) as may be required under state securities or blue sky laws in connection with the purchase or distribution of the Common Shares by the Sales Agents or the Forward Sellers, (b) as may be required pursuant to the listing requirements of the New York Stock Exchange, or (c) as have already been obtained.

Section 3.10              No Violations or Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), for such defaults that could not be reasonably expected to result in a Material Adverse Effect immediately after any sale of Common Shares under this Agreement, the aggregate amount of Common Stock that has been issued or sold under this Agreement will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that neither the Sales Agents nor the Forward Purchasers or the Forward Sellers shall have any responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.11              Legal Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or other assets of the Company or any of its subsidiaries is the subject which could reasonably be expected to have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.12              Investment Company. The Company is not and, after giving effect to the offering and sale of the Common Shares, will not be required to be registered as, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.13              Independent Public Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and certain properties acquired by the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act.

Section 3.14              Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

Section 3.15              Qualification as a REIT. Commencing with the Company's taxable year ended December 31, 1996, the Company has been, and upon the sale of the Common Shares will be, organized and operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; and the Company has no present intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

Section 3.16              Environmental Laws. Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of (i) the presence of any hazardous substances, hazardous materials, toxic substances or hazardous or toxic wastes (collectively, "Hazardous Materials") on any of the properties owned by the Company and its subsidiaries in violation of law or in excess of regulatory action levels that could reasonably be expected to have a Material Adverse Effect or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from such properties as a result of any construction on or operation and use of such properties, which presence or occurrence could reasonably be expected to have a Material Adverse Effect; and in connection with the construction on or operation and use of the properties owned by the Company and its subsidiaries, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders that could reasonably be expected to have a Material Adverse Effect.

Section 3.17              Financial Condition; No Adverse Change. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders' equity and cash flows for the periods therein specified, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein; in addition, to the extent applicable, the pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; furthermore, all financial statements required by Rules 3-10 and 3-14 of Regulation S-X ("Rules 3-10 and 3-14") have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with the requirements of Rules 3-10 and 3-14; and no other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

Section 3.18              Due Authorization. The Company has full corporate power to enter into this Agreement, each Master Forward Confirmation and each "Supplemental Confirmation" under each Master Forward Confirmation; this Agreement, each Master Forward Confirmation and each "Supplemental Confirmation" under each Master Forward Confirmation have been duly authorized by the Company; and this Agreement and each Master Forward Confirmation have been, and each "Supplemental Confirmation" under each Master Forward Confirmation will be, duly executed and delivered by the Company.

Section 3.19              No Reliance. The Company has not relied upon any Sales Agent, Forward Purchaser or Forward Seller, or legal counsel for the Sales Agents, the Forward Purchasers or the Forward Sellers, for any legal, tax or accounting advice in connection with the offering and sale of the Common Shares.

Section 3.20              Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to material assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

Section 3.21              Evaluation of Internal Accounting Controls. As required by Rule 13a-15 under the Exchange Act, the Company's principal executive officer, principal financial officers, or other persons performing similar functions, have evaluated, as of December 31, 2023, the design and operations of the disclosure controls and procedures of the Company. Based on this evaluation, the Company's Executive Chairman, Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures effectively ensure that information required to be disclosed in the Company's filings and submissions with the Commission under the Exchange Act, is accumulated and communicated to our management (including the principal executive officer and principal financial officer) and is recorded, processed, summarized and reported within the time periods specified by the Commission. In addition, there have not been any significant changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that could significantly affect the Company's internal control over financial reporting since December 31, 2023.

Section 3.22              Statistical and Market-related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on the Company's own research or derived from external sources that, in either case, the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

Section 3.23              Timely Filing; Non-affiliated Market Capitalization. During the period of at least the last 12 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; during the period of at least the last 12 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act; and as of the date of this Agreement, the aggregate market value of the Company's Voting Stock held by nonaffiliates of the Company was equal to or greater than $700 million.

Section 3.24              No Stabilizing Actions. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any stock of the Company to facilitate the sale or resale of any of the Common Shares.

Section 3.25              Sarbanes-Oxley. To the Company's knowledge after due inquiry, the Company and its directors and officers, in their respective capacities as such, are in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Section 3.26              No Contribution or Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Prospectus in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

Section 3.27              No Proceedings. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Common Shares.

Section 3.28              Actively-Traded Security. Except under circumstances where the Company has provided the Sales Agents, the Forward Purchasers and the Forward Sellers with the notice required pursuant to Section 2.06 of this Agreement, the Common Stock is an "actively-traded security" exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Article IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with the Sales Agents, the Forward Purchasers and the Forward Sellers as follows:

Section 4.01              Registration Statement and Prospectus. (i) At any time after the date of acceptance of a Placement Notice and prior to the related Settlement Date, to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) an amendment or supplement by means of a Current Report on Form 8-K that does not include financial statements of the Company or an earnings release of the Company filed with the Commission under the Exchange Act or incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus; provided that the Company will give prior notice to the applicable Sales Agent or Forward Seller of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) at any time prior to having afforded such Sales Agent or Forward Seller a reasonable opportunity to review and comment thereon; (ii) to prepare, with respect to any Common Shares to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Common Shares in a form previously approved by the applicable Sales Agent or Forward Seller and to file such Pricing Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Pricing Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such a Pricing Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) at any time other than the period after the date of acceptance of a Placement Notice and prior to the related Settlement Date, to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8-A or any amendments thereto filed with the Commission under the Exchange Act or incorporated or deemed to be incorporated by reference into the Registration Statement or the Prospectus) at any time prior to having afforded the Sales Agents and the Forward Sellers a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise the Sales Agents and the Forward Sellers, promptly after the Company receives notice thereof, of the time when an amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any documents incorporated or deemed to be incorporated therein by reference); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

Section 4.02              Blue Sky. To use its commercially reasonable efforts to cause the Common Shares and any shares of Common Stock to be issued pursuant to a Master Forward Confirmation to be listed on the Principal Market and promptly from time to time to take such action as the Sales Agents or the Forward Sellers may reasonably request; to cooperate with the Sales Agents and the Forward Sellers in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as the Sales Agents or the Forward Sellers may reasonably request; and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03              Copies of Amendments to the Registration Statement and Prospectus. To furnish the Sales Agents and the Forward Sellers with copies (which may be electronic copies) of each amendment to the Registration Statement (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the Commission's Electronic Data Gathering Analysis and Retrieval ("EDGAR") system), and with copies of the Prospectus and each amendment or supplement thereto (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system) in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Sales Agents and the Forward Sellers may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Sales Agents and the Forward Sellers and request the Sales Agents and the Forward Sellers to suspend offers to sell Common Shares (and, if so notified, the Sales Agents and the Forward Sellers shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented (other than an amendment by means of any document incorporated or deemed to be incorporated therein by reference and which is available on the EDGAR system), to advise the Sales Agents and the Forward Sellers promptly by telephone (with confirmation in writing or e-mail) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period a Sales Agent or a Forward Seller is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04              Rule 158. To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the initial Effective Date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05              Information. Except where such reports, communications, financial statements or other information are available on the EDGAR system, to furnish to the Sales Agents and the Forward Sellers (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and furnish to the Sales Agents and the Forward Sellers (in paper or electronic format) and, promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and furnish to the Sales Agents and the Forward Sellers (in paper or electronic format) such additional publicly available information concerning the business and financial condition of the Company as the Sales Agents or the Forward Sellers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

Section 4.06              Representations and Warranties. That each delivery of a Placement Notice, each date of acceptance of a Placement Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to the applicable Sales Agent, Forward Purchaser and Forward Seller, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement or the Master Forward Confirmation are true and correct as of the date of such Placement Notice, the date of acceptance of such Placement Notice, the date of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Registration Statement and the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise such Sales Agent, Forward Purchaser and Forward Seller, as the case may be, if any of such representations and warranties will not be true and correct as of the relevant Settlement Date for the Common Shares relating to such Placement Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

Section 4.07              Opinions of Counsel. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (y) a Pricing Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) and (z), reasonably requested by the Sales Agents, the Forward Purchasers or the Forward Sellers within five (5) business days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agents, the Forward Purchasers and the Forward Sellers a written opinion of each of Morrison & Foerster LLP, counsel for the Company, and Venable LLP, Maryland counsel for the Company, each dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to the Sales Agents, the Forward Purchasers and the Forward Sellers, (i) if each counsel has previously furnished an opinion to the effect set forth in Exhibit B(i) and (ii) hereto, to the effect that the Sales Agents, the Forward Purchasers and the Forward Sellers may rely on such previously furnished opinions of each counsel to the same extent as though they were dated the date of such letters authorizing reliance (except that the statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if each counsel has not previously furnished an opinion to the effect set forth in Exhibit B(i) and (ii) hereto, of the same tenor as such an opinion of each counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.08              Comfort Letters. That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, in any case to set forth financial information included in or derived from the Company's financial statements or accounting records) other than an amendment or supplement relating solely to the offering of securities other than the Common Shares, the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to the Sales Agents and the Forward Sellers a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to the Sales Agents and the Forward Sellers, of the same tenor as the letter referred to in Section 5.01(e) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(e) that was last furnished to the Sales Agents and the Forward Sellers; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all letters otherwise required by this Section 4.08 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.09              Officers' Certificate. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (y) than by a Pricing Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) and (z), reasonably requested by the Sales Agents, the Forward Purchaser or the Forward Sellers within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to the Sales Agents, the Forward Purchaser and the Forward Sellers a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Sales Agents, the Forward Purchasers and the Forward Sellers, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such certificates otherwise required by this Section 4.09 if a Selling Period is not then in effect and the Settlement Date has occurred for all Common Shares previously sold pursuant to this Agreement.

Section 4.10              Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than the Sales Agents, the Forward Purchasers or the Forward Sellers.

Section 4.11              Maximum Program Amount. The Company will promptly notify the Sales Agents, the Forward Purchasers and the Forward Sellers when the Maximum Program Amount has been sold pursuant to this Agreement.

Section 4.12              Due Diligence Cooperation. The Company will cooperate with any due diligence review conducted by the Sales Agents and the Forward Sellers or their respective counsel in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company's principal offices, as the Sales Agents or the Forward Sellers may reasonably request in accordance with guidelines mutually agreed between the parties.

Section 4.13              Use of Proceeds. The Company will use the net proceeds received from the sale of the Common Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

Section 4.14              Replacement Registration Statements. To the extent any Common Shares remain unsold under this Agreement, the Company shall notify the Sales Agents, the Forward Purchasers and the Forward Sellers in writing immediately upon becoming aware that no registration statement is in effect with respect to the offer and sale of the Common Shares and shall not deliver a Placement Notice to any Sales Agent, Forward Purchaser or Forward Seller (A) during any period in which there is not a registration statement in effect with respect to the offer and sale of the Common Shares or (B) that would require any Sales Agent or Forward Seller to offer or sell Common Shares during any period in which there is not a registration statement in effect with respect to the offer and sale of the Common Shares. At any time before or after the third anniversary of the initial Effective Date of the Registration Statement, the Company may file a new registration statement (a "Replacement Registration Statement") with the Commission and a prospectus supplement (the "Replacement Prospectus"), in form and substance satisfactory to the Sales Agents and the Forward Sellers. The Company shall promptly notify the Sales Agents, the Forward Purchasers and the Forward Sellers in writing of the effectiveness of any Replacement Registration Statement and the filing of the Replacement Prospectus and, following delivery of such notice, references herein to the "Registration Statement" and "Prospectus" shall refer to such Replacement Registration Statement and Replacement Prospectus, as applicable, in lieu of the Registration Statement and Prospectus as defined herein or the predecessor Replacement Registration Statement and Replacement Prospectus, as the case may be.

Article V

CONDITIONS TO DELIVERY OF PLACEMENT NOTICES AND TO SETTLEMENT

Section 5.01              Conditions Precedent to the Right of the Company to Deliver a Placement Notice and the Obligation of a Sales Agent and a Forward Seller to Sell Common Shares During the Selling Period(s). The right of the Company to deliver a Placement Notice hereunder is subject to the satisfaction, on the date of delivery of such Placement Notice, and the obligations of a Sales Agent to sell Issuance Shares and a Forward Seller to sell, on behalf of the Company, and a Forward Purchaser to borrow the Forward Hedge Shares during the applicable Selling Period pursuant to a Placement Notice hereunder is subject to the satisfaction, on the date of acceptance of such Placement Notice and the Settlement Date, of each of the following conditions:

(a)               Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Common Shares issued with respect to all prior Issuances and Forwards and all of the Common Shares expected to be issued in connection with the Issuance or the Forward specified by the current Placement Notice) may be made by the Sales Agents or the Forward Sellers thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Sales Agents and the Forward Sellers; and (iv) no event specified in Section 4.03 shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03.

(b)               Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Placement Date or Settlement Date, as the case may be, and as of such Placement Date and Settlement Date as though made at such time.

(c)               Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(d)               No Suspension of Trading In or Delisting of Common Stock; Other Events. The trading of the Common Stock (including without limitation the Common Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Stock (including without limitation the Common Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the Principal Market or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the applicable Sales Agent or Forward Seller makes it impracticable or inadvisable to proceed with the sale of Common Shares.

(e)               Comfort Letter. On the Closing Date and on each applicable date referred to in Section 4.08 that is on or prior to such Placement Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to the Sales Agents and the Forward Sellers, as applicable, a letter, dated the Closing Date or such applicable date, in accordance with the terms of Section 4.08.

(f)               No Defaults. The execution and delivery of this Agreement, each Master Forward Confirmation and each "Supplemental Confirmation" under each Master Forward Confirmation and the issuance or sale of the Common Shares and the compliance by the Company with all of the provisions hereof and thereof will not result in the Company or any of the Material Subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its Material Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Material Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g)               Trading Cushion. The Selling Period for any previous Placement Notice delivered under this Agreement shall have expired.

(h)               Maximum Issuance Amount. In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (x) the Sales Price of the requested Issuance Amount or the Forward Hedge Amount, as applicable, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement would exceed the Maximum Program Amount.

(i)               Prospectus Supplement and Pricing Supplement. (i) A supplement to the prospectus included in the Registration Statement (the "Prospectus Supplement"), in form and substance to be agreed upon by the Sales Agents and the Forward Sellers, setting forth information regarding this Agreement and each Master Forward Confirmation including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Sales Agents or the Forward Sellers, as applicable, on or prior to the date of sale of the Issuance Shares or the Forward Hedge Shares, as applicable. (ii) To the extent required by Section 4.01(ii), a Pricing Supplement, in form and substance to be agreed upon by the Sales Agents and the Forward Sellers, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the applicable Sales Agent or Forward Seller on or prior to the date of sale of the Issuance Shares or the Forward Hedge Shares, as applicable.

(j)               Counsel Letter. (i) The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to the Sales Agents, the Forward Purchasers and the Forward Sellers, shall have furnished to the Sales Agents, the Forward Purchasers and the Forward Sellers their written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 that is on or prior to such Placement Date or Settlement Date, as the case may be, to the effect required by Section 4.07; and (ii) Clifford Chance US LLP, counsel for the Sales Agents, shall have furnished to the Sales Agents, the Forward Purchasers and the Forward Sellers its written opinion and negative assurance letter in form and substance satisfactory to the Sales Agents, the Forward Purchasers and the Forward Sellers dated the Closing Date and before each Placement Date or Settlement Date, as the case may be; provided that (x) if such counsel has previously furnished opinions and (in the case of the Sales Agents and the Forward Sellers) negative assurance letters to the effect set forth in Exhibit C, such counsel shall have furnished to the Sales Agents, the Forward Purchasers and the Forward Sellers a letter or letters to the effect that the Sales Agents, the Forward Purchasers and the Forward Sellers may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date).

(k)               Officers' Certificate. The Company shall have furnished or caused to be furnished to the Sales Agents, the Forward Purchasers and the Forward Sellers an officers' certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 that is on or prior to such Placement Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(l)               Other Documents. On the Closing Date and prior to each Placement Date and Settlement Date, the Sales Agents, the Forward Purchasers and the Forward Sellers and their respective counsel shall have been furnished with such documents as any of them may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance or sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Sales Agents, the Forward Purchasers and the Forward Sellers and their respective counsel.

Section 5.02              Documents Required to be Delivered on each Placement Date. Obligations of a Sales Agent or a Forward Seller to sell Common Shares or of a Forward Purchaser to borrow shares of Common Stock pursuant to an Issuance or a Forward, as applicable, hereunder shall additionally be conditioned upon the delivery to such Sales Agent or Forward Seller and such Forward Purchaser, as applicable, on or before the Placement Date of a certificate in form and substance reasonably satisfactory to such Sales Agent or Forward Seller and such Forward Purchaser, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Placement Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Placement Notice).

Section 5.03              Suspension of Sales. The Company or the applicable Sales Agent, Forward Purchaser and Forward Seller may, upon notice to the other parties by telephone or by e-mail (in each case, confirmed immediately by verifiable facsimile transmission), suspend any sale of Common Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party's obligations with respect to any Common Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against such Sales Agent, Forward Purchaser or Forward Seller unless it is made to one of the representatives of such Sales Agent, Forward Purchaser or Forward Seller named on Schedule 1, as such Schedule may be amended from time to time. Each Sales Agent, Forward Purchaser and Forward Seller agrees that no such notice shall be effective against the Company unless it is made to one of the representatives of the Company named on Schedule 1, as such Schedule may be amended from time to time.

Article VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01              Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Sales Agents, the Forward Purchasers, the Forward Sellers, each of their respective officers, directors and managing members, and each Person, if any, who controls a Sales Agent, a Forward Purchaser or a Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Controlling Person"), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Sales Agents, the Forward Purchasers or the Forward Sellers, and each of their respective officers, directors and managing members, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Sales Agents, the Forward Purchasers or the Forward Sellers, as applicable, or their respective plan of distribution furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Purchasers or the Forward Sellers, as applicable, expressly for use therein (it being understood that such information consists solely of the information specified in Section 6.02), and the Company shall reimburse the Sales Agents, the Forward Purchasers and the Forward Sellers, their respective officers, directors and managing members, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02              Indemnification by the Sales Agents, the Forward Purchasers and the Forward Sellers. Each Sales Agent, Forward Purchaser and Forward Seller severally and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and managing members, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Company Controlling Person"), from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors or managing members, any such controlling Person and any officer, director or managing member of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with information concerning the Sales Agents, the Forward Purchasers or the Forward Sellers, as applicable, furnished in writing to the Company by or on behalf of the Sales Agents, the Forward Purchasers or the Forward Sellers, as applicable, expressly for use therein, it being understood and agreed upon that such information as of the date hereof shall consist solely of the legal name of each of the Sales Agents, the Forward Purchasers and the Forward Sellers under the caption "Plan of Distribution" in the Prospectus Supplement dated the date hereof. The Sales Agents, the Forward Purchasers and the Forward Sellers shall reimburse the Company, its officers, directors, employees and agents and each Company Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.03              Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an "Indemnified Party") of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense or (iii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 6.04              Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and the Sales Agents, the Forward Purchasers and the Forward Sellers, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agents, the Forward Purchasers and the Forward Sellers, on the other hand, from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Sales Agents, the Forward Purchasers and the Forward Sellers in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, a Sales Agent, a Forward Purchaser and a Forward Seller shall be equal to the sum, for each Issuance or Forward under this Agreement, of (a) in the case of the Company, (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, and (y) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, (b) in the case of a Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net Spread (as such term is defined in its Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward Contracts executed in connection with this Agreement. The relative fault of the Company, on the one hand, and of the Sales Agents, the Forward Purchasers and the Forward Sellers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, the Sales Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, (i) no Sales Agent or Forward Seller shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as applicable, received by it under this Agreement and (ii) a Forward Purchaser shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in its Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Sales Agents, the Forward Purchasers and the Forward Sellers under this Section 6.04 are several and not joint.

Article VII

TERMINATION

Section 7.01              Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02              Termination by the Sales Agent, the Forward Purchaser or the Forward Seller. Each Sales Agent, Forward Purchaser or Forward Seller may terminate the right of the Company to effect any Issuances or Forwards under this Agreement:

(a)               upon one (1) Trading Day's notice if any of the following events shall occur:

(i)               the Company or any Material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii)              bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Material Subsidiaries;

(iii)             the Company shall fail to maintain the listing of the Common Stock on the Principal Market; or

(iv)             since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b)               if such Sales Agent, Forward Purchaser or Forward Seller, as the case may be, shall have given ten (10) days' notice of its election to terminate this Agreement, in its sole discretion, at any time.

Any such termination shall have no effect on the obligations of any other Sales Agent, Forward Purchaser or Forward Seller under this Agreement.

Section 7.03              Termination by the Company. The Company shall have the right, by giving one (1) Trading Day's notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time; provided that with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Sales Agent or Forward Seller for such sale and in respect of the related Forward Contract, shall remain in full force and effect notwithstanding such termination. After delivery of such notice, the Company shall no longer have any right to deliver any Placement Notices hereunder.

Section 7.04              Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the obligations of the Company, the Sales Agents, the Forward Purchasers and the Forward Sellers in respect of all prior Placement Notices, and provided that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

Article VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of a Sales Agent, a Forward Purchaser or a Forward Seller and its respective officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor, (iii) the settlement of any Forward Contract or (iv) any termination of this Agreement or a Master Forward Confirmation.

Article IX

MISCELLANEOUS

Section 9.01              Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Sales Agents, the Forward Purchaser and the Forward Sellers prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or a Master Forward Confirmation or any of the transactions contemplated hereby or thereby without the prior written approval of the other parties hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02              Expenses.

(a)               The Company covenants and agrees with the Sales Agents, the Forward Purchasers and the Forward Sellers that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Sales Agents, the Forward Sellers and the Principal Market; (ii) the cost of printing, preparing or reproducing this Agreement, each Master Forward Confirmation, each "Supplemental Confirmation" under any Master Forward Confirmation, and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iii) all filing fees and expenses in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02; (iv) the cost of preparing the Common Shares; (v) the fees and expenses of any transfer agent of the Company; (vi) the cost of providing any CUSIP or other identification numbers for the Common Shares; (vii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement, each Master Forward Confirmation and the Registration Statement; and (viii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section.

(b)               If an aggregate of $50,000,000 of Common Shares have not been offered and sold under this Agreement by December 31, 2024 (or such earlier date on which the parties terminate this Agreement), the Company shall reimburse the Sales Agents, the Forward Purchasers and the Forward Sellers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their respective counsel, incurred by them in connection with the transactions contemplated by this Agreement; provided, however, that such expenses for the initial documentation and due diligence will not exceed in the aggregate $150,000, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

Section 9.03              Notices. Except as expressly set forth herein, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, e-mail, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, shall be sufficient in all respects if delivered by hand or sent by facsimile or certified mail to the Company at the offices of the Company as set forth on the Registration Statement, Attention: Corporate Secretary; (ii) if to Mizuho, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Stephen Roney, Ivana Rupcic-Hulin, Daniel Blake, Email: Stephen.Roney@mizuhogroup.com, Ivana.Rupcic-Hulin@mizuhogroup.com, Daniel.Blake@mizuhogroup.com, with a copy to: legalnotices@mizuhogroup.com; (iii) if to Baird, Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department; Facsimile No.: 414-298-7474 (with a copy to the Legal Department); (iv) if to Barclays, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile No.: (646) 834-8133; (v) if to BBVA, BBVA Securities Inc., 1345 Avenue of the Americas, New York, NY 10105, Attention: Global Markets COO, Email: ny.gmcoo.group@bbva.com, With a copy to: ny.legal.services.group@bbva.com; (vi) if to BMO, BMO Capital Markets Corp., 151 W 42nd Street 32nd Floor New York, NY 10036, Attention: Equity-Linked Capital Markets, Facsimile: (212) 885-4165; (vii) if to BNPP, BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, Email: nyk_elo@us.bnpparibas.com, Email: dl.nyk.ste@us.bnpparibas.com; (viii) if to BofA, BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team, Email: dg.atm_execution@bofa.com; (ix) if to BTIG, BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, or BTIG, LLC, 600 Montgomery Street, San Francisco, CA 94111, Attention Equity Capital Markets, Email: BTIGUSATMTrading@btig.com, in either case with a copy (which shall not constitute notice) to: BTIG, LLC, 600 Montgomery Street, San Francisco, CA 94111, Attention: General Counsel and Chief Compliance Officer, Email: BTIGcompliance@btig.com, Email: IBLegal@btig.com; (x) if to Capital One, Capital One Securities, Inc., 201 St. Charles Ave, Suite 1830, New Orleans, Louisiana 70170, Attention: Gabrielle Halprin, Email: Gabrielle.Halprin@capitalone.com; (xi) if to CGMI, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile No.: (646) 291-1469; (xii) if to Citizens JMP, Citizens JMP Securities, LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attn: Equity Syndicate (email: syndicate@jmpsecurities.com); (xiii) if to Evercore ISI, Evercore Group L.L.C., 55 East 52nd Street, 35th Floor, New York, New York 10055, Attention: Equity Capital Markets; (xiv) if to Fifth Third, Fifth Third Securities, Inc., 424 Church Street, Suite 600, Nashville, Tennessee 37219, Attention: Equity Capital Markets; (xv) Goldman Sachs, Goldman Sachs & Co., LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (xvi) if to Jefferies, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, with a copy to: CorpEqDeriv@jefferies.com; (xvii) if to J.P. Morgan, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Stephanie Little, Email: Stephanie.y.little@jpmorgan.com; (xviii) if to Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions; Email: cedamericas@nomura.com; with a copy to (which shall not constitute notice): Equities Legal, Email: nyequitieslegal@nomura.com; and to: BTIG, LLC, at the Sales Agreement Notice Addresses for BTIG, LLC provided above; (xix) Nomura Securities International, Inc. (acting through BTIG, LLC as agent), 309 West 49th Street, New York, NY 10019, Attention: Structured Equity Solutions; Email: cedamericas@nomura.com; with a copy to (which shall not constitute notice): Equities Legal, Email: Dan.Rosenbaum@nomura.com; and to: BTIG, LLC, as agent of the Forward Seller, at the Sales Agreement Notice Addresses for BTIG, LLC provided above, if to RBC, RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile No.: 212-428-6260; (xx) if to Regions, Regions Securities LLC, 615 S. College St, Suite 600, Charlotte, North Carolina 28202, Email: ECMDesk@regions.com; (xxi) if to Scotia, Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile: 212-225-6550 and 212-225-6653, Email: us.ecm@scotiabank.com and us.legal@scotiabank.com; (xxii) if to TD Securities, TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com; (xxiii) if to Truist Securities, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com; (xxiv) if to Wedbush, Wedbush Securities Inc., 142 W 57th Street, 12th Floor, New York, NY 10019, Attention: WS Investment Banking, Emails: FIG@wedbush.com, ECM@wedbush.com, and LegalNotices@wedbush.com; and, in the case of (ii) through (xxiv), with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Andrew S. Epstein, Facsimile No.: 212-878-8375. Except as set forth in Sections 1.01, 2.03 and 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third (3rd) business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04              Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05              Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced; provided, however, that any Additional Forward Purchaser or any Additional Forward Seller may become a party to this Agreement pursuant to Section 9.06 without requiring such writing or waiver. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06              Additional Forward Purchaser; Additional Forward Seller. Any Sales Agent shall have the right, with a prior written consent of the Company, to become (or cause its affiliate to become) an additional Forward Purchaser ("Additional Forward Purchaser") or an additional Forward Seller ("Additional Forward Seller") under this Agreement, by (i) executing (or causing its affiliate to execute) a Master Forward Confirmation between the Company and the applicable Additional Forward Purchaser, (ii) executing (or causing its affiliate to execute) a joinder to this Agreement (the "Joinder Agreement"), substantially in the form attached as Exhibit E, by both the applicable Additional Forward Purchaser and the Additional Forward Seller and (iii) notifying all the parties hereto of such Additional Forward Purchaser and Additional Forward Seller, in accordance with Section 9.03; provided, however, the Company shall not deliver a Placement Notice to such Additional Forward Purchaser or Additional Forward Seller unless the Registration Statement and the Prospectus are amended or supplemented to reflect such Additional Forward Purchaser and Additional Forward Seller, if then required under the Securities Act.

Section 9.07              No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Sales Agents, the Forward Purchasers or the Forward Sellers; provided, however, that a Sales Agent, a Forward Purchaser and a Forward Seller may assign their rights, duties and obligations hereunder to an affiliate that is a registered broker-dealer or banking entity. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the Controlling Persons, officers, directors and managing members referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.08              Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.09               Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.10              Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.11              Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.12              Waiver of Jury Trial. Each of the Company, the Sales Agents, the Forward Purchasers and the Forward Sellers hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or a Master Forward Confirmation or any transaction contemplated hereby or thereby.

Section 9.13              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by any party to the others may be made by facsimile transmission. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 9.14              Adjustments for Stock Splits, Etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.15              No Fiduciary Duty. The Company acknowledges and agrees that each of the Sales Agents, the Forward Purchasers and the Forward Sellers is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other Person and will not claim that any Sales Agent, Forward Purchaser or Forward Seller is acting in such capacity in connection with the offering of the Common Shares contemplated hereby. Additionally, no Sales Agent, Forward Purchaser or Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated by this Agreement and each Master Forward Confirmation. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and thereby, and no Sales Agent, Forward Purchaser or Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Sales Agents, the Forward Purchasers or the Forward Sellers of the Company, the transactions contemplated hereby and thereby or other matters relating to such transactions will be performed solely for the benefit of the Sales Agents, the Forward Purchasers or the Forward Sellers, and shall not be on behalf of the Company.

Section 9.16              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Sales Agent that is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)               For purposes of this Section 9.16, the following definitions apply:

(i)               "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)               "Covered Entity" means any of the following:

(A)               a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)               a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)               a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)              "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)             "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ March E. Binda
	Name:	Marc E. Binda
	Title:	Chief Financial Officer and Treasurer

[Signature Page to the Distribution Agreement]

Mizuho SECURITIES USA LLC,
as Sales Agent

By:	/s/ Ivana Rupcic-Hulin
	Name:	Ivana Rupcic-Hulin
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

ROBERT W. BAIRD & CO. INCORPORATED,
as Sales Agent

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Barclays Capital Inc.,
as Sales Agent

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BBVA SECURITIES Inc.,
as Sales Agent

By:	/s/ Peter Jensen
	Name:	Peter Jensen
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BMO CAPITAL MARKETS CORP.,
as Sales Agent

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets

[Signature Page to the Distribution Agreement]

BNP Paribas Securities Corp.,
as Sales Agent

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BofA Securities, Inc.,
as Sales Agent

By:	/s/ Hicham Hamdouch
	Name:	Hicham Hamdouch
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BTIG, LLC,
as Sales Agent

By:	/s/ Anthony Wayne
	Name:	Anthony Wayne
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Capital One Securities, Inc.,
as Sales Agent

By:	/s/ Phil Winiecki
	Name:	Phil Winiecki
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Citigroup Global Markets Inc.,
as Sales Agent

By:	/s/ Scott Shelley
	Name:	Scott Shelley
	Title:	Vice President

[Signature Page to the Distribution Agreement]

CITIZENS JMP SECURITIES, LLC,
as Sales Agent

By:	/s/ Eric Clark
	Name:	Eric Clark
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Evercore Group L.L.C.,
as Sales Agent, and if applicable, as Forward Seller

By:	/s/ Martin J. Cicco
	Name:	Martin J. Cicco
	Title:	Senior Advisor

[Signature Page to the Distribution Agreement]

Fifth Third Securities, Inc.,
as Sales Agent

By:	/s/ Clayton Greene
	Name:	Clayton Greene
	Title:	Head of Equity Capital Markets

[Signature Page to the Distribution Agreement]

Goldman Sachs & Co. LLC,
as Sales Agent

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

JEFFERIES LLC,
as Sales Agent

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

J.P. Morgan Securities LLC,
as Sales Agent

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

RBC CAPITAL MARKETS, LLC,
as Sales Agent

By:	/s/ Asad Kazim
	Name:	Asad Kazim
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

REGIONS SECURITIES LLC,
as Sales Agent

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM

[Signature Page to the Distribution Agreement]

SCOTIA CAPITAL (USA) INC.,
as Sales Agent

By:	/s/ Tim Mann
	Name:	Tim Mann
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TD SECURITIES (USA) LLC,
as Sales Agent

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TRUIST SECURITIES, INC.,
as Sales Agent

By:	/s/ Geoffrey Fennel
	Name:	Geoffrey Fennel
	Title:	Director

[Signature Page to the Distribution Agreement]

WEDBUSH SECURITIES, INC.,
as Sales Agent

By:	/s/ Burke Dempsey
	Name:	Burke Dempsey
	Title:	EVP Head of IBCM

[Signature Page to the Distribution Agreement]

Mizuho Markets Americas LLC,
as Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
	Name:	Matthew E. Chiavaroli
	Title:	Authorized Signatory

[Signature Page to the Distribution Agreement]

ROBERT W. BAIRD & CO. INCORPORATED,
as Forward Purchaser

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BARCLAYS BANK PLC,
as Forward Purchaser

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Banco Bilbao Vizcaya Argentaria, S.A.,
as Forward Purchaser

By:	/s/ Luis Alarcon Gonzalez
	Name:	Luis Alarcon Gonzalez
	Title:	Managing Director

By:	/s/ Annabella Rutigliano
	Name:	Annabella Rutigliano
	Title:	Executive Director

[Signature Page to the Distribution Agreement]

BANK OF MONTREAL,
as Forward Purchaser

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Managing Director, Global Markets

[Signature Page to the Distribution Agreement]

BNP PARIBAS,
as Forward Purchaser

By:	/s/ Robert McDonald
	Name:	Robert McDonald
	Title:	Managing Director

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Bank of america, n.a.,
as Forward Purchaser

By:	/s/ Rohan Handa
	Name:	Rohan Handa
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Nomura Global Financial Products, Inc.
as Forward Purchaser

By:	/s/ Jeffrey Petillo
	Name:	Jeffrey Petillo
	Title:	Authorized Representative

[Signature Page to the Distribution Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
as Forward Purchaser

By:	/s/ Brian G. Smith
	Name:	Brian G. Smith
	Title:	Authorized Signatory

[Signature Page to the Distribution Agreement]

citibank, n.a.,
as Forward Purchaser

By:	/s/ Eric Natelson
	Name:	Eric Natelson
	Title:	Authorized Signatory

[Signature Page to the Distribution Agreement]

CITIZENS JMP SECURITIES, LLC,
as Forward Purchaser

By:	/s/ Eric Clark
	Name:	Eric Clark
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

GOLDMAN SACHS & CO. LLC,
as Forward Purchaser

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

JEFFERIES LLC,
as Forward Purchaser

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

jpmorgan chase bank, national association
as Forward Purchaser

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

rbc capital markets, llc,
as Agent for
ROYAL BANK OF CANADA,
as Forward Purchaser

By:	/s/ Brian Ward
	Name:	Brian Ward
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

REGIONS SECURITIES LLC,
as Forward Purchaser

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM

[Signature Page to the Distribution Agreement]

THE BANK OF NOVA SCOTIA,
as Forward Purchaser

By:	/s/ Kshamta Kaushik
	Name:	Kshamta Kaushik
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

the toronto-dominion bank,
as Forward Purchaser

By:	/s/ Vanessa Simonetti
	Name:	Vanessa Simonetti
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TRUIST bank,
as Forward Purchaser

By:	/s/ J. West Riggs
	Name:	J. West Riggs
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Mizuho Securities USA LLC,
as Forward Seller

By:	/s/ Ivana Rupcic-Hulin
	Name:	Ivana Rupcic-Hulin
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

ROBERT W. BAIRD & CO. INCORPORATED,
as Forward Seller

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BBVA SECURITIES Inc.,
as Forward Seller

By:	/s/ Peter Jensen
	Name:	Peter Jensen
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Barclays Capital Inc.,
as Forward Seller

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BMO CAPITAL MARKETS Corp.,
as Forward Seller

By:	/s/ Eric Benedict
	Name:	Eric Benedict
	Title:	Co-Head, Global Equity Capital Markets

[Signature Page to the Distribution Agreement]

BNP Paribas Securities Corp.,
as Forward Seller

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

BofA Securities, Inc., as agent for bank of america, n.a.
as Forward Seller

By:	/s/ Hicham Hamdouch
	Name:	Hicham Hamdouch
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.,
as Forward Seller

By:	/s/ Jason Eisenhauer
	Name:	Jason Eisenhauer
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

CIBC World Markets Corp.,
as Forward Seller

By:	/s/ Henry Sham
	Name:	Henry Sham
	Title:	MD and Head, US FIG

[Signature Page to the Distribution Agreement]

Citigroup Global Markets Inc.,
as Forward Seller

By:	/s/ Scott Shelley
	Name:	Scott Shelley
	Title:	Vice President

[Signature Page to the Distribution Agreement]

CITIZENS JMP SECURITIES, LLC,
as Forward Seller

By:	/s/ Eric Clark
	Name:	Eric Clark
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

Goldman Sachs & Co. LLC,
as Forward Seller

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

JEFFERIES LLC,
as Forward Seller

By:	/s/ Donald Lynaugh
	Name:	Donald Lynaugh
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

J.P. Morgan Securities LLC
as Forward Seller

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

rbc capital markets, llc,
as Forward Seller

By:	/s/ Asad Kazim
	Name:	Asad Kazim
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

REGIONS SECURITIES LLC,
as Forward Seller

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM

[Signature Page to the Distribution Agreement]

Scotia Capital (USA) Inc.,
as Forward Seller

By:	/s/ Tim Mann
	Name:	Tim Mann
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TD Securities (USA) LLC,
as Forward Seller

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

TRUIST SECURITIES, INC.
as Forward Seller

By:	/s/ J. West Riggs
	Name:	J. West Riggs
	Title:	Managing Director

[Signature Page to the Distribution Agreement]

EXHIBIT A

PLACEMENT NOTICE

[Date]

[Sales Agent]

[Address]

[Attention: [●]]1

[Forward Purchaser]

[Address]

[Attention: [●]]2

[Forward Seller]

[Address]

[Attention: [●]]3

Reference is made to the Distribution Agreement, dated as of February 15, 2024 (the "Distribution Agreement"), among Alexandria Real Estate Equities, Inc. (the "Company"), Mizuho Securities USA LLC ("Mizuho"), Robert W. Baird & Co. Incorporated ("Baird"), Barclays Capital Inc. ("Barclays"), BBVA Securities Inc. ("BBVA"), BMO Capital Markets Corp. ("BMO"), BNP Paribas Securities Corp. ("BNPP"), BofA Securities, Inc. ("BofA"), BTIG, LLC ("BTIG"), Capital One Securities, Inc. ("Capital One"), Citigroup Global Markets Inc. ("CGMI"), Citizens JMP Securities, LLC ("Citizens JMP"), Evercore Group L.L.C. ("Evercore ISI"), Fifth Third Securities, Inc. ("Fifth Third"), Goldman Sachs & Co. LLC ("Goldman Sachs"), Jefferies LLC ("Jefferies"), J.P. Morgan Securities LLC ("J.P. Morgan"), RBC Capital Markets, LLC ("RBC"), Regions Securities LLC ("Regions"), Scotia Capital (USA) Inc. ("Scotia"), TD Securities (USA) LLC ("TD Securities"), Truist Securities, Inc. ("Truist Securities") and Wedbush Securities Inc. ("Wedbush" and together with Mizuho, Baird, Barclays, BBVA, BMO, BNPP, BofA, BTcIG, Capital One, CGMI, Citizens JMP, Evercore ISI, Fifth Third, Goldman Sachs, Jefferies, J.P. Morgan, RBC, Regions, Scotia, TD Securities and Truist Securities in their capacities as agents for the Company in connection with the offer and sale of any Issuance Shares), Mizuho Markets Americas LLC, Baird, Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Citizens JMP, Goldman Sachs & Co. LLC, Jefferies, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank (in their capacities as counterparties under any Forward Contract, together with any Additional Forward Purchasers), and Mizuho, Baird, Barclays, BMO, BNPP, BofA, Nomura Securities International, Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., CGMI, Citizens JMP, Evercore ISI, Goldman Sachs, Jefferies, J.P. Morgan, RBC, Regions, Scotia, TD Securities and Truist Securities (in their capacities as agents for the Forward Purchasers in connection with the offer and sale of any Forward Hedge Shares, together with any Additional Forward Sellers). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement. This Placement Notice relates to [an "Issuance"]/[a "Forward"]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

1 Insert for a Placement Notice that relates to an "Issuance."

2 Insert for a Placement Notice that relates to a "Forward."

3 Insert for a Placement Notice that relates to a "Forward."

Exh. A-1

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Shares if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.]4

Effective Date of Delivery of Placement Notice (determined pursuant to Section 2.03(b)):

_______________________

Number of Days in [Issuance]/[Forward Hedge] Selling Period: ______________________

First Date of [Issuance]/[Forward Hedge] Selling Period: ______________________

Last Date of [Issuance]/[Forward Hedge] Selling Period: ______________________

[Settlement Date(s): ______________________]

[Issuance]/[Forward Hedge] Amount: $______________________

[Issuance Selling Commission]/[Forward Hedge Selling Commission Rate]:                     %

[Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$ __________________
[ ]	$ __________________
[ ]	$ __________________
[ ]	$ __________________
[Thereafter:]	$ __________________

Term: [Days]/[Months]]5

[Spread: _______ basis points]6

Floor Price Limitation (Adjustable by Company during the [Issuance]/[Forward Hedge] Selling Period, and in no event less than $1.00 without your prior written consent, which consent may be withheld in your sole discretion): $ ____ per share

4 Insert for a Placement Notice that relates to a "Forward."

5 Insert for a Placement Notice that relates to a "Forward."

6 Insert for a Placement Notice that relates to a "Forward."

Exh. A-2

Comments:

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name:
	Title:	[Executive Chairman, or Chief Financial Officer and Treasurer]

Exh. A-3

EXHIBIT D

Form of the Master Forward Confirmation

[Dealer Letterhead]

Date:     [●]

To:         Alexandria Real Estate Equities, Inc.

26 North Euclid Avenue

Pasadena, CA 91101

From:     [Dealer]

[Address]

Attn: [●]

Telephone: [●]

Facsimile: [●]

E-mail: [●]

Re:          Master Confirmation for Registered Forward Transactions

Ladies and Gentlemen:

The purpose of this letter agreement (this "Master Confirmation") is to confirm the terms and conditions of the transactions to be entered into from time to time between [Dealer] ("Dealer") and Alexandria Real Estate Equities, Inc. ("Counterparty") (collectively, the "Transactions" and each, a "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below. Each Transaction will be evidenced by a supplemental confirmation (each, a "Supplemental Confirmation", and each such Supplemental Confirmation, together with this Master Confirmation, a "Confirmation" for purposes of the Agreement specified below) substantially in the form of Annex A hereto.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into each Confirmation. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into each Transaction to which this Master Confirmation relates on the terms and conditions set forth below.

1.            Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the "Agreement") as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). The parties hereby agree that, other than the Transactions to which this Master Confirmation relates, no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates is a Share Forward Transaction.

Exh. D-1

2.             The terms of the particular Transactions to which this Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the last Trading Day (as defined in the Distribution Agreement (as defined below)) of the Forward Hedge Selling Period (as defined below) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Paragraph 7(a) of this Master Confirmation shall have been satisfied or waived by Dealer.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, USD 0.01 par value per share (Ticker Symbol: "ARE")

Number of Shares:

For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement (defined below)) for the Forward Hedge Selling Period for such Transaction (as defined in the Distribution Agreement); provided that the Number of Shares is subject to reduction as provided in Paragraph 7(a) below (the "Initial Number of Shares").

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days or months set forth in the accepted Placement Notice (as defined in the Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 (one) minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during the Forward Hedge Selling Period and through the Effective Date the sum of 1 (one) and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Effective Date).

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction.

Exh. D-2

Forward Price:	For each Transaction, (a) On the Effective Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 (one) and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption "Overnight bank funding rate", as such rate is displayed on Bloomberg Screen "OBFR01 <Index> <GO>", or any successor page (rounded to the nearest one hundredth of a percentage point (0.01%)); provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day; and provided further that, notwithstanding anything to the contrary in this Confirmation or otherwise, the Overnight Bank Rate for any Settlement Date shall be the Overnight Bank Rate determined for the day immediately preceding such Settlement Date.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date after the last Scheduled Trading Day of the relevant Forward Hedge Selling Period set forth under the heading "Forward Price Reduction Dates" in the accepted Placement Notice for such Transaction.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date for a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the accepted Placement Notice for such Transaction.

Exchange:	New York Stock Exchange

Exh. D-3

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: "'Market Disruption Event' means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines is material".

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term "Scheduled Closing Time" in the fourth line thereof.

Regulatory Disruption:	For each Transaction, any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:

For each Transaction, any Scheduled Trading Day following the Effective Date for such Transaction and up to and including the Maturity Date for such Transaction that is either:

(a)   designated by Counterparty as a "Settlement Date" by a written notice (a "Settlement Notice") that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)   designated by Dealer as a "Settlement Date" pursuant to the "Termination Settlement" provisions of Paragraph 7(f) below;

provided that the Maturity Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in "Settlement Method Election" below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Exh. D-4

Settlement Shares:	(a) With respect to any Settlement Date other than the Maturity Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the "Termination Settlement" provisions of Paragraph 7(f) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 100,000 and the Number of Shares at that time; and

(b) with respect to the Settlement Date on the Maturity Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below) and any Unwind Period (or equivalent concept) under any outstanding forward transactions with Counterparty to which Dealer or its affiliate is a party ("Other Dealer Forward Transactions")) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 ("Rule 10b-18") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under "Termination Settlement" in Paragraph 7(f) below) and (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, in the form set forth in clause (i) under the heading "Additional Representations and Agreements of Counterparty" in Paragraph 7(d) below.

Exh. D-5

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the "Deferred Shares"), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

An amount determined by the Calculation Agent equal to:

(a)       (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the "Unwind Purchase Price") at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)       the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Exh. D-6

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to "Termination Settlement" as described in Paragraph 7(f) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date in respect of a Transaction, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.25 times the Initial Number of Shares for such Transaction, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation, the relevant Supplemental Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder in respect of such Transaction prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words "that is within the Issuer's control" immediately after the word "event". For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Exh. D-7

Additional Adjustment:	If, in Dealer's commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 20 consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to any Transaction exceeds a weighted average rate equal to 50 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to 50 basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings "Acceleration Events" and "Termination Settlement" in Paragraphs 7(e) and 7(f), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(e)(iv) below. The definition of "Tender Offer" in Section 12.1(d) of the Equity Definitions is hereby amended by replacing "10%" with "15%."

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer or Dealer's ultimate parent entity, without the consent of Counterparty.

3. Calculation Agent:	Dealer, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

Exh. D-8

4. Account Details:

(a) Account for delivery of Shares to Dealer:	[To be furnished]

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [●]

6. Notices: For purposes of this Confirmation:

(a)       Address for notices or communications to Counterparty:

Alexandria Real Estate Equities, Inc.

Attn: Secretary

26 North Euclid Avenue

Pasadena, California 91101

Telephone: (626) 578-0777

Facsimile: (626) 578-0896

with a copy to:

Kenneth Kohler

Morrison & Foerster LLP

707 Wilshire Boulevard

Los Angeles, California 90017

E-mail: KKohler@mofo.com

(b) Address for notices or communications to Dealer: [Dealer] [Address] Attn: [●] Telephone: [●] Facsimile: [●] E-mail: [●]

Exh. D-9

7.            Other Provisions:

(a)            Conditions to Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:

(i)	the condition that the representations and warranties of Counterparty contained in the Distribution Agreement, dated the date hereof, among Counterparty, Mizuho Securities USA LLC, Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Evercore Group L.L.C., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wedbush Securities Inc., as the sales agents, Mizuho Markets Americas LLC, Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank, as the forward purchasers, and Mizuho Securities USA LLC, Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Evercore Group L.L.C., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc., as the forward sellers (the "Distribution Agreement"), and any certificate delivered pursuant thereto by Counterparty are true and correct on the Effective Date as if made as of the Effective Date;

(ii)	the condition that Counterparty has performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to the Effective Date;

(iii)	all of the conditions set forth or referenced in Article V of the Distribution Agreement have been satisfied;

(iv)	the Distribution Agreement remains in effect and has not terminated pursuant to Article VII of the Distribution Agreement; and

(v)	the condition that, as determined by Dealer in good faith and a commercially reasonable manner, neither of the following has occurred (A) Dealer is unable to borrow and deliver for sale a number of Shares equal to the Initial Number of Shares in respect of the relevant Transaction, or (B) in Dealer's commercially reasonable judgment either it is impracticable to do so or Dealer would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (in which event the Supplemental Confirmation shall be effective but the Initial Number of Shares for the relevant Transaction shall be the number of Shares Dealer is required to deliver in accordance with the Distribution Agreement).

(b)            Interpretive Letter. Counterparty agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (the "SEC") to Goldman, Sachs & Co. (the "Interpretive Letter") and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any "affiliated purchaser" (as defined in Regulation M ("Regulation M") promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any "restricted period" as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and the Shares are "actively traded" as defined in Rule 101(c)(1) of Regulation M.

Exh. D-10

(c)            Agreements and Acknowledgments Regarding Shares.

(i)            Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)            Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(g) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)            Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the aggregate Share Cap for all outstanding Transactions, solely for the purpose of settlement under such Transactions.

(iv)            Unless the provisions set forth below under "Private Placement Procedures" are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer's or such affiliate's hedging activities related to Dealer's exposure under a Transaction.

(v)            In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its reasonable efforts, based on the advice of counsel and taking into account any Unwind Period (or equivalent concept) under any outstanding Other Dealer Forward Transactions, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(d)            Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as of each Placement Date, Trade Date and Forward Hedge Settlement Date (as defined in the Distribution Agreement) as follows:

(i)            Counterparty represents to Dealer on the date of this representation and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to a Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Counterparty is not entering into the relevant Supplemental Confirmation nor making any election hereunder or thereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

Exh. D-11

(ii)            It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Master Confirmation and the relevant Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation and the relevant Supplemental Confirmation and (ii) Counterparty is entering into the Agreement, this Master Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(iii)            Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs ("Rule 10b-18 purchase", "blocks" and "affiliated purchaser" each being used as defined in Rule 10b-18).

(iv)            During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty's average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty's block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)            Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation or any Supplemental Confirmation, under another agreement with Dealer or another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement (or equivalent concept) of a Transaction or any outstanding Other Dealer Forward Transactions not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)            Counterparty will not engage in any "distribution" (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) or 102(b)(7) of Regulation M, that would cause a "restricted period" (as defined in Regulation M) to occur during any Unwind Period.

(vii)            Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Exh. D-12

(viii)            Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of any Transaction or its performance of the terms hereof.

(ix)            Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity's Own Equity (or any successor issue statements) or under FASB's Liabilities & Equity Project.

(x)            Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)            To Counterparty's actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act and Section 7.2.1 of Counterparty's Articles of Amendment and Restatement.

(xii)            No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation or any Supplemental Confirmation and the consummation of any Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii)            Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (iii) is entering into each Transaction for a bona fide business purpose.

(xiv)            Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv)            Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date of this representation.

(e)            Acceleration Events. Each of the following events shall constitute an "Acceleration Event":

(i)            Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under any Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under any Transaction that is greater than a rate equal to 200 basis points per annum (each, a "Stock Borrow Event");

(ii)            Dividends and Other Distributions. On any day occurring after the Trade Date of any Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; "Extraordinary Dividend" means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an "extraordinary" or "special" dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer's capital and surplus or (4) any other "special" dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

Exh. D-13

(iii)            ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv)            Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption (with Dealer as the Hedging Party) or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of "Change in Law" provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase "the interpretation" in the third line thereof with the phrase "or announcement or statement of the formal or informal interpretation" and (B) immediately following the word "Transaction" in clause (X) thereof, adding the phrase "in the manner contemplated by Dealer on the Trade Date" and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a "Change in Law" shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the "WSTAA") or any similar provision in any legislation enacted on or after the Trade Date; or

(v)            Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an "Ownership Event"). For purposes of this clause (v), the "Share Amount" as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a "Dealer Person") under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares ("Applicable Provisions"), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The "Post-Effective Limit" means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(f)            Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day's notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a "Termination Settlement Date") to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of any Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

Exh. D-14

(g)            Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of "Agreements and Acknowledgments Regarding Shares" above because of a change in law or a change in the policy of the SEC or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute "restricted securities" as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the "Restricted Shares") shall be effected as provided below, unless waived by Dealer.

(i)            If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a "Private Placement Settlement"), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or any Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii)            If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller's and broker's representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

Exh. D-15

(h)            Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer's gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Supplemental Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(i)            Waiver of Trial by Jury. Each of Counterparty and Dealer hereby irrevocably waives (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders) all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Transaction or the actions of DEALER or its affiliates in the negotiation, performance or enforcement hereof.

(j)            Governing Law/Jurisdiction. Each Confirmation and any claim, controversy or dispute arising under or related to each Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(k)            Designation by Dealer. Notwithstanding any other provision in any Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(l)            Insolvency Filing. Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer (a "Bankruptcy Termination Event"), each Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

(m)            Disclosure. Effective from the date of commencement of discussions concerning any Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(n)            Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

Exh. D-16

(o)            Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The "Outstanding Share Percentage" as of any day is the fraction (1) the numerator of which is the aggregate of the "Number of Shares" (or equivalent concept) for each outstanding Transaction and all outstanding Other Dealer Forward Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(p)            Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any "group" of which Dealer or its affiliates is a part, (the "Dealer Group") would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 8.0% of the then outstanding Shares (the "Threshold Number of Shares") or (iii) such acquisition would result in a violation of any restriction on ownership and transfers set forth in Section 7.2.1 of Counterparty's Articles of Amendment and Restatement (the "Counterparty Stock Ownership Restriction"). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) such delivery would result in a violation of the Counterparty Stock Ownership Restriction. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty's obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (iii) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction, as applicable.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

(q)            Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an "eligible contract participant" as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the "CEA"), and the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a "trading facility" as defined in Section 1a(51) of the CEA.

(r)            Bankruptcy Status. Subject to Paragraph 7(l) above, Dealer acknowledges and agrees that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty's common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer's right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to any Confirmation or the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer's rights in respect of any transaction other than any Transaction governed by this Master Confirmation.

(s)            No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, other than obligations in respect of this Transaction or any other Transaction governed by this Master Confirmation, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties, other than in respect of any Transaction between the parties governed by this Master Confirmation, shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

Exh. D-17

(t)            Tax Matters.

(i)	For the purpose of Section 3(f) of the Agreement:

(A)           Dealer makes the following representations:

[Insert dealer-specific tax representations.]

(B)            Counterparty makes the following representations:

(1)            It is a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(2)            It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(ii)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. "Indemnifiable Tax", as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a "FATCA Withholding Tax"). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii)	HIRE Act. "Indemnifiable Tax", as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder (an "871(m) Tax"). For the avoidance of doubt, an 871(m) Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer, and Dealer shall deliver to Counterparty, a valid and duly executed U.S. Internal Revenue Service Form [●], or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Counterparty or Dealer shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by the other party.

(v)	Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof: "to another account in the same legal and tax jurisdiction".

(u)            Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party's right to terminate, renegotiate, modify, amend or supplement any Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under any Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

Exh. D-18

(v)            Other Forward(s). Counterparty agrees that (x) it shall not cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a "Forward Hedge Selling Period" (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any "Transaction" under (and as defined under) any substantially identical master forward confirmation) with any financial institution other than Dealer (an "Other Forward Transaction"), (2) any "Unwind Period" (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Counterparty directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a "Selling Period") that Counterparty enters into with any financial institution other than Dealer, and (y) Counterparty shall not cause to occur, or permit to exist, an Unwind Period at any time there is an "Unwind Period" (or equivalent concept) under any Other Forward Transaction that is not an Other ATM Forward Transaction (as defined below), a "Forward Hedge Selling Period" (or equivalent concept) relating to any Transaction or any Other Forward Transaction or any Selling Period.  Dealer acknowledges, however, that, pursuant to the Distribution Agreement, Counterparty may enter into one or more forward transactions (each, as amended from time to time, an "Other ATM Forward Transaction" and collectively, the "Other ATM Forward Transactions") with another Forward Purchaser (as defined in the Distribution Agreement) (an "Other ATM Dealer"). Dealer and Counterparty agree that if Counterparty designates a "Settlement Date" (or equivalent concept) with respect to one or more Other ATM Forward Transactions for which "Cash Settlement" (or equivalent concept) or "Net Share Settlement" (or equivalent concept) is applicable, and the resulting "Unwind Period" (or equivalent concept) for such Other ATM Forward Transaction coincides for any period of time with an Unwind Period for a Transaction (the "Overlap Unwind Period"), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, would be every other Scheduled Trading Day if there is only one Other ATM Dealer in such Overlap Unwind Period, every third Scheduled Trading Day if there are two Other ATM Dealers, etc.).

(w)            Counterparty and Dealer agree and acknowledge that: (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation and each Supplemental Confirmation hereto form a single agreement between Counterparty and Dealer, and Dealer would not otherwise enter into such Transactions; (B) this Master Confirmation, together with each Supplemental Confirmation hereto, is a "qualified financial contract", as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a "confirmation in writing sufficient to indicate that a contract has been made between the parties" hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation hereto constitute a prior "written contract", as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(x)            Counterparty and Dealer agree that, upon the effectiveness of any accepted Placement Notice relating to a Forward (as such term is defined in the Distribution Agreement), in respect of the Transaction to which such accepted Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, Dealer's right to designate a Termination Settlement Date in respect of such Transaction pursuant to Paragraph 7(f) and the termination of such Transaction following a Bankruptcy Termination Event as described in Paragraph 7(l)) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Confirmation, any Supplemental Confirmation, the Agreement or the Equity Definitions, if Dealer designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than a Bankruptcy Termination Event, or an event described in Paragraph 7(e)(iv) and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to the Counterparty's execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, (i) a Supplemental Confirmation relating to such Transaction reasonably completed by Dealer shall, notwithstanding the provisions under Paragraph 7(a), be deemed to be effective; and (ii) in the case of (1), the Forward Price shall be deemed to be the Initial Forward Price (calculated assuming that the last Trading Day of such Forward Hedge Selling Period were the day immediately following the date Dealer so notifies Counterparty of such designation of a Termination Settlement Date for purposes of such Termination Settlement Date). For the avoidance of doubt, in the event that this Paragraph 7(x) is triggered, the terms of such deemed Supplemental Confirmation shall be reviewed, confirmed or determined by the Calculation Agent to the same extent such terms would have been reviewed, confirmed or determined by the Calculation Agent if the parties had entered into a Supplemental Confirmation.

Exh. D-19

(y)            ISDA 2018 U.S. Resolution Stay Protocol. The parties agree that the definitions and provisions contained in the ISDA 2018 U.S. Resolution Stay Protocol and Attachment thereto as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018 are hereby incorporated into and apply to the Agreement as if set forth in full herein. For these purposes, the following terms as used in the U.S. Stay Protocol shall have the following meanings: “Regulated Entity” shall mean Dealer and "Protocol Covered Agreement" or "Covered Agreement", as applicable, shall mean the Agreement.

(z)            Insert dealer-specific provisions.

[Signature Page Follows]

Exh. D-20

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER]

By:
Name:
Title:

[Signature Page to Registered Forward
Transaction Master Confirmation]

Exh. D-21

Confirmed as of the date first above written:

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name:
Title:

[Signature Page to Registered Forward
Transaction Master Confirmation]

Exh. D-22

Annex A

SUPPLEMENTAL CONFIRMATION

To:	Alexandria Real Estate Equities, Inc.
From:	[DEALER]
Re:	Registered Forward Transaction
Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] ("Dealer") and Alexandria Real Estate Equities, Inc. ("Counterparty") (together, the "Contracting Parties") on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.            This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [●] (the "Master Confirmation") between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.            The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

Effective Date:	[_______], 20[__]

Number of Shares:	[________]

Maturity Date:	[_______], 20[__]

Initial Forward Price:	USD [____]

Volume-Weighted Hedge Price:	[______]

Spread:	[_.__]% per annum

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and promptly upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to us.

Exh. D-23

Yours faithfully,

[DEALER]

By:
Name:
Title:

[Signature Page to Registered Forward
Transaction Supplemental Confirmation]

Exh. D-24

Agreed and accepted by:

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:
Name:
Title:

[Signature Page to Registered Forward
Transaction Supplemental Confirmation]

Exh. D-25

Schedule I

Forward Price Reduction Amounts

Forward Price Reduction Date:	Forward Price Reduction Amount:
Trade Date	USD 0.00
[______], 20[__]	USD[___]
[______], 20[__]	USD[___]
……..	……..
[______], 20[__]	USD[___]
Maturity Date	USD 0.00

Exh. D-26

EXHIBIT E

Form of Joinder Agreement

This JOINDER AGREEMENT (this "Joinder"), dated as of [●], is by each Person identified on the signature page to this Joinder as Additional Forward Purchaser or Additional Forward Seller (each a "Joining Party"). Capitalized terms used but not defined in this Joinder have the meanings given to them in the Distribution Agreement (as defined below).

RECITALS:

WHEREAS, Alexandria Real Estate Equities, Inc., a Maryland Corporation (the "Company"), Mizuho Securities USA LLC, Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Evercore Group L.L.C., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wedbush Securities Inc. (as agents for the Company in connection with the offer and sale of any Issuance Shares), Mizuho Markets Americas LLC, Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Royal Bank of Canada, Regions Securities LLC, The Bank of Nova Scotia, The Toronto-Dominion Bank and Truist Bank (as counterparties under any Forward Contract), and Mizuho Securities USA LLC, Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Evercore Group L.L.C., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC and Truist Securities, Inc. (as agents for the Forward Purchasers in connection with the offering and sale of any Forward Hedge Shares) entered into a distribution agreement dated as of February 15, 2024 (the "Distribution Agreement").

WHEREAS, in accordance with Section 9.06 of the Distribution Agreement, each Joining Party is entering into this Joinder.

NOW, THEREFORE, for the consideration described in the Distribution Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, each Joining Party hereby agrees as follows:

1.	Incorporation by Reference. The Distribution Agreement is hereby incorporated by reference as if restated in this Joinder in full.

2.	Joinder. Each Joining Party hereby: (i) represents that it has obtained the prior written consent of the Company to become an Additional Forward Purchaser or an Additional Forward Seller, as applicable; (ii) acknowledges that it has received and reviewed the Distribution Agreement; (iii) joins the Distribution Agreement effective as of [●] (the "Joinder Effective Date") in the capacity identified on the signature page hereto; (iv) agrees to comply with and perform its obligations under the Distribution Agreement and to be fully bound thereby in such capacity as if it had been an original party thereto; and (v) agrees to execute and deliver a Master Forward Confirmation dated as of the Joinder Effective Date promptly after execution and delivery of this Joinder.

3.	Ratification of Distribution Agreement. All of the terms and conditions of the Distribution Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

Exh. E-1

[JOINING PARTY],
as Additional Forward Purchaser

By:
Name:
Title:

[JOINING PARTY],
as Additional Forward Seller

By:
Name:
Title:

Exh. E-2

SCHEDULE 1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Joel S. Marcus, Executive Chairman

Telephone:	626-578-0777
Facsimile:	626-578-0770
Address:	26 North Euclid Avenue
Pasadena, California 91101
E-mail Address:	jmarcus@are.com

Marc E. Binda, Chief Financial Officer and Treasurer

Telephone:	626-578-0777
Facsimile:	626-578-0770
Address:	26 North Euclid Avenue
Pasadena, California 91101
E-mail Address:	mbinda@are.com

Sch. 1-1

MIZUHO SECURITIES USA LLC

Stephen Roney

Telephone:	(212) 205-7527
Address:	1271 Avenue of the Americas
New York, NY 10020
E-mail Address:	Stephen.Roney@mizuhogroup.com

Ivana Rupcic-Hulin

Telephone:	(212) 205-7734
Address:	1271 Avenue of the Americas
New York, NY 10020
E-mail Address:	Ivana.Rupcic-Hulin@mizuhogroup.com

Daniel Blake

Telephone:	(212) 205-7755
Address:	1271 Avenue of the Americas
New York, NY 10020
E-mail Address:	Daniel.Blake@mizuhogroup.com

ROBERT W. BAIRD & CO. INCORPORATED

Barbara Nelson

Address:	777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
E-mail Address:	banelson@rwbaird.com

Sandy Walter

Address:	777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
E-mail Address:	swalter@rwbaird.com

Matt Gailey

Address:	777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
E-mail Address:	mgailey@rwbaird.com

BARCLAYS CAPITAL INC.

Brian Ulmer

Address:	745 Seventh Avenue
New York, New York 10019
E-mail Address:	brian.ulmer@barclays.com

Sch. 1-2

Kevin Condon

Address:	745 Seventh Avenue
New York, New York 10019
E-mail Address:	kevin.condon@barclays.com

BBVA SECURITIES INC.

Address:	1345 Avenue of the Americas
New York, NY 10105
Attention:	Global Markets COO
E-mail Address:	ny.gmcoo.group@bbva.com
With a copy to:	ny.legal.services.group@bbva.com

BMO CAPITAL MARKETS CORP.

Brian Riley

Telephone:	(212) 605-1414
Address:	151 W 42nd Street 32nd Floor
New York, NY 10036
Facsimile:	(212) 885-4165

BNP PARIBAS SECURITIES CORP.

Spencer Cherniak

Mobile:	917-286-8410
Address:	787 Seventh Avenue, 8th Floor
New York, New York 10019
E-mail Address:	spencer.cherniak@us.bnpparibas.com
dl.nyk.ste@us.bnpparibas.com

BOFA SECURITIES, INC.

Rohan Handa

Telephone:	646-855-8654
Address:	One Bryant Park
New York, New York 10036
E-mail Address:	Rohan.Handa@bofa.com

BTIG, LLC

Carrie Taylor

Address:	600 Montgomery Street
San Francisco, CA 94111
E-mail Address:	ctaylor@btig.com
BTIGUSATMTrading@btig.com
BTIGcompliance@btig.com

Sch. 1-3

Anthony Wayne

Address:	600 Montgomery Street
San Francisco, CA 94111
E-mail Address:	awayne@btig.com
With a copy to:	BTIGUSATMTrading@btig.com
BTIGcompliance@btig.com

Doug Hansen

Address:	600 Montgomery Street
San Francisco, CA 94111
E-mail Address:	dhansen@btig.com
With a copy to:	BTIGUSATMTrading@btig.com
BTIGcompliance@btig.com

Mike Passaro

Telephone:	212-882-2311
Address:	600 Montgomery Street
E-mail Address:	San Francisco, CA 94111
mpassaro@btig.com
With a copy to:	BTIGUSATMTrading@btig.com
BTIGcompliance@btig.com

CAPITAL ONE SECURITIES, INC.

Phil Winiecki

Telephone:	(646) 592-3866
Address:	299 Park Avenue, Floor 31
New York, NY 10171
Email Address:	phil.winiecki@capitalone.com

Jennifer Blevins

Telephone:	(504) 521-4184
Address:	201 St. Charles Avenue, Suite 1830
New Orleans, LA 70170
Email Address:	jennifer.blevins@capitalone.com

Sch. 1-4

CITIGROUP GLOBAL MARKETS INC.

Matthew Morris

Telephone:	(212) 723-7833
Address:	388 Greenwich Street
New York, NY 10013
E-mail Address:	matthew.t.morris@citi.com

Derek Gross

Telephone:	(212) 723-1240
Address:	388 Greenwich Street
New York, NY 10013
E-mail Address:	derek.william.gross@citi.com

Walter Westhoff

Telephone:	(212) 723-1776
Address:	388 Greenwich Street
New York, NY 10013
E-mail Address:	walter.westhoff@citi.com

CITIZENS JMP SECURITIES, LLC

Aidan Whitehead

Telephone:	(415) 263-1676
Address:	600 Montgomery Street, Suite 1100
San Francisco, California 94111
E-mail Address:	awhitehead@jmpsecurities.com

Eric Clark

Telephone:	(415) 835-3941
Address:	600 Montgomery Street, Suite 1100
San Francisco, California 94111
E-mail Address:	eclark@jmpsecurities.com

Gianpaolo Arpaia

Telephone:	(212) 906-3533
Address:	450 Park Avenue, 5th Floor
New York, NY 10022
E-mail Address:	garpaia@jmpsecurities.com

Sch. 1-5

EVERCORE GROUP L.L.C.

Adriana Diez

Telephone:	(212) 767-4169
Address:	55 East 52nd Street, 35th Floor
New York, New York 10055
E-mail Address:	Adriana.diez@evercore.com

FIFTH THIRD SECURITIES, INC.

Gabe Mathews

Address:	424 Church Street, Suite 600
Nashville, Tennessee 37219
E-mail Address:	gabe.mathews@53.com

Steve Materazzi

Address:	424 Church Street, Suite 600
Nashville, Tennessee 37219
E-mail Address:	Stephen.materazzi@53.com

GOLDMAN SACHS & CO. LLC

Todd Eagle

Telephone:	212-902-8332
Address:	200 West Street
New York, New York 10282-2198
E-mail Address:	todd.eagle@gs.com

Ryan Cunn

Telephone:	212-357-2149
Address:	200 West Street
New York, New York 10282-2198
E-mail Address:	ryan.cunn@gs.com

JEFFERIES LLC

Donald Lynaugh

Address:	520 Madison Avenue
New York, New York 10022
E-mail Address:	dlynaugh@jefferies.com

Michael Magarro

Address:	520 Madison Avenue
New York, New York 10022
E-mail Address:	mmagarro@jefferies.com

Sch. 1-6

J.P. MORGAN SECURITIES LLC

Sanjeet Dewal

Telephone:	(212) 622-8783
Address:	383 Madison Avenue, 6th Floor
New York, New York 10179
E-mail Address:	sanjeet.s.dewal@jpmorgan.com

Nomura Global Financial Products, Inc.

Address:	309 West 49th Street
New York, NY 10019
Attention:	Structured Equity Solutions
E-mail Address:	cedamericas@nomura.com
With a copy to:	nyequitieslegal@nomura.com
BTIG, LLC, at the addresses for BTIG, LLC included in this Schedule 1.

Nomura Securities International, Inc.
(acting through BTIG, LLC as agent)

Address:	309 West 49th Street
New York, NY 10019
Attention:	Structured Equity Solutions
E-mail Address:	cedamericas@nomura.com
With a copy to:	Dan.Rosenbaum@nomura.com
BTIG, LLC as agent of the Forward Seller, at the addresses for BTIG, LLC included in this Schedule 1.

RBC Capital Markets, LLC

JT Deignan

Telephone:	(646) 618-6607
Address:	200 Vesey Street, 8th Floor
New York, New York 10281
E-mail Address:	jt.deignan@rbccm.com

TJ Opladen

Telephone:	(212) 905-5846
Address:	200 Vesey Street, 8th Floor
New York, New York 10281
E-mail Address:	tj.opladen@rbccm.com

Sch. 1-7

REGIONS SECURITIES LLC

Brit Stephens

Telephone:	(980) 287-2734
Address:	615 South College Street, Suite 600
Charlotte, NC, 28202
E-mail Address:	brit.stephens@regions.com

Ed Armstrong

Telephone:	(704) 362-7371
Address:	615 South College Street, Suite 600
Charlotte, NC, 28202
E-mail Address:	ed.armstrong@regions.com

Matthew Stewart

Telephone:	(704) 362-3570
Address:	615 South College Street, Suite 600
Charlotte, NC, 28202
E-mail Address:	matthew.stewart@regions.com

Scott Williams

Telephone:	(980) 287-2734
Address:	615 South College Street, Suite 600
Charlotte, NC, 28202
E-mail Address:	scott.williams2@regions.com

SCOTIA CAPITAL (USA) INC.

William See

Telephone:	212-225-6853
Address:	250 Vesey Street, 24th Floor
New York, New York 10281
E-mail Address:	William.see@scotiabank.com

TD SECURITIES (USA) LLC

Mike Murphy

Telephone:	332-259-5223
Address:	1 Vanderbilt Avenue,
New York, New York 10017
E-mail Address:	Michael.murphy3@tdsecurities.com
With a copy to:	TDS_ATM@tdsecurities.com

Sch. 1-8

Adriano Pierroz

Telephone:	475-332-0088
Address:	1 Vanderbilt Avenue,
New York, New York 10017
E-mail Address:	adriano.pierroz@tdsecurities.com
With a copy to:	TDS_ATM@tdsecurities.com

TRUIST SECURITIES, INC.

Keith Carpenter

Telephone:	404-926-5037
Address:	3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
E-mail Address:	keith.carpenter@truist.com

Geoff Fennel

Telephone:	404-926-5832
Address:	3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Email Address:	geoff.fennel@truist.com

WEDBUSH SECURITIES INC.

Eric Dobi

Telephone:	212-931-7089
Address:	142 West 57th Street, 12th Floor
New York, NY 10019
E-mail Address:	eric.dobi@wedbush.com

Ben Davey

Telephone:	415-263-6624
Address:	600 Montgomery Street, 29th Floor
San Francisco, CA 94111
E-mail Address:	ECM@wedbush.com

Stacy Tam

Telephone:	415-274-6828
Address:	600 Montgomery Street, 29th Floor
San Francisco, CA 94111
E-mail Address:	stacy.tam@wedbush.com

Francis Paulino

Telephone:	213-688-8000
Address:	142 West 57th Street, 12th Floor
New York, NY 10019
E-mail Address:	Francis.paulino@wedbsuh.com

Sch. 1-9

SCHEDULE 2

MATERIAL SUBSIDIARIES OF THE COMPANY

Material Subsidiary	Jurisdiction of Organization
Alexandria Real Estate Equities, L.P.	Delaware
ARE-QRS Corp.	Maryland
Alexandria Venture Investments, LLC	Delaware

Sch. 2-1